UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2009, DivX, Inc. (the “Company”) announced unaudited financial results for the quarter ended September 30, 2009. A copy of the press release is included herewith as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective November 5, 2009, Eric Rodli, the Company’s Executive Vice President, Licensing, resigned as an employee of the Company.

(c)	Effective November 9, 2009, Dan L. Halvorson, the Company’s Chief Financial Officer and Executive Vice President, was appointed as Executive Vice President Operations. Mr. Halvorson will also continue to serve as Chief Financial Officer of the Company.

Mr. Halvorson, 44, has served as Chief Financial Officer and Executive Vice President of the Company since July 2007. From June 2007 to July 2007, Mr. Halvorson served as the Company’s Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Halvorson served as the Chief Financial Officer of Novatel Wireless, Inc., a Nasdaq-listed provider of wireless broadband access solutions (“Novatel Wireless”), from May 2004 to June 2007. He served as Novatel Wireless’s Vice President of Finance, Chief Accounting Officer and Treasurer from January 2004 to May 2004, Novatel Wireless’s Vice President of Finance and Treasurer from September 2001 to January 2004, and Novatel Wireless’s Director of Finance and Treasurer from March 2000 to September 2001.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of DivX, Inc. dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: November 9, 2009	By:	/S/ DAN L. HALVORSON
	Name:	Dan L. Halvorson
	Title:	Chief Financial Officer and Executive Vice President Operations

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release of DivX, Inc. dated November 9, 2009.